Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE



$3,600,000                                                    September 24, 1999


            FOR VALUE RECEIVED, the undersigned, UST DELIVERY SYSTEMS, INC., a Delaware corporation formerly known as Corporate Express Delivery Systems, Inc. (the "Borrower"), hereby promises to pay to the order of CEX HOLDINGS, INC., a Colorado corporation ("CEX"; and together with its transferees and assigns, the "Holder"), the principal sum of THREE MILLION SIX HUNDRED THOUSAND DOLLARS ($3,600,000) on September 24, 2004 (the "Maturity Date"), with interest thereon from time to time as provided herein.

            1. Merger Agreement. This Convertible Subordinated Promissory Note (this "Note") is being issued by the Borrower pursuant to, and represents a portion of the merger consideration under, that certain Merger Agreement (as amended, the "Merger Agreement"), dated as of September 8, 1999, by and among CEX, Corporate Express Delivery Systems, Inc., a Delaware corporation, United Shipping & Technology, Inc., a Delaware corporation ("UST"), and United Shipping & Technology Acquisition Corp., a Delaware corporation. This Note together with all other promissory notes issued under the Merger Agreement and all promissory notes issued pursuant to Section 12 hereof or thereof are hereinafter referred to as the "Promissory Notes." The Promissory Notes are secured by security interests granted pursuant to (i) that Security Agreement, dated of even date herewith, by and between the Borrower and CEX (the "CEDS Security Agreement"), and (ii) that Security Agreement, dated of even date herewith, by and among each subsidiary of the Borrower listed on Exhibit A attached hereto and CEX (the "Subsidiary Security Agreement").

            2. Interest.

            (a) Base Interest. The Borrower promises to pay interest on the principal amount of this Note at the rate of 6% per annum (the "Interest Rate"). The Borrower shall pay accrued interest quarterly on the 24th day of December, March, June and September of each year or, if any such date shall not be a business day, on the next succeeding business day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on December 24, 1999. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written

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designation, any such interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at 1 Environmental Way, Broomfield, Colorado 80021 or such other address as the Holder shall request in writing. Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of a 365-day (or 366 day, as the case may be) year for the actual number of days elapsed.

            (b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2(a) plus 5% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this
Section 2(a) plus 5% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

            (c) No Usurious Interest. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower.

            3. Prepayment.

            (a) Optional Prepayment. Upon notice given to the Holder as provided in Section 3(b), the Borrower, at its option, may, at any time, prepay all or any portion of the principal amount of this Note at any time, by paying to the Holder such portion of the outstanding principal amount together with interest accrued and unpaid thereon to the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; provided, however, each prepayment of less than the full outstanding balance of the principal amount of this Note shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof.

            (b) Mandatory Prepayment. If (i) the Borrower has paid and discharged the Short-Term Note and the Long-Term Note (both as defined in the Merger Agreement), and (ii) the lien in favor of the Holder on the Fixed Assets (as defined in the Intercreditor Agreement) has not previously been released by the Holder pursuant to Section 7.2 of the CEDS Security Agreement or the Subsidiary Security Agreement, as the case may be, the

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Borrower will make a mandatory prepayment of the principal amount of this Note, together with accrued interest thereon, to the full extent of any proceeds of a sale or other disposition of the Fixed Assets, except for proceeds from sales or other dispositions of worn-out or obsolete Fixed Assets which, individually or in the aggregate, do not exceed $100,000 in any twelve month period.

            (c) Notice of Prepayment. In connection with any optional prepayment pursuant to Section 3(a) hereof, the Borrower shall give written notice of prepayment of this Note, or any portion thereof, pursuant to this Section 3 not less than 30 nor more than 60 days prior to the date fixed for such prepayment. In connection with any mandatory prepayment pursuant to Section 3(b) hereof, the Borrower shall give written notice of prepayment of this Note, or any portion thereof, pursuant to this Section 3 not less than 5 nor more than 10 days prior to the date fixed for such prepayment. Any notice of prepayment pursuant to this
Section 3 shall be given in the manner specified in Section 15. Upon notice of prepayment pursuant to this Section 3 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 3(a).

            (d) Accrued Interest on Prepayment. All prepayments under this
Section 3 shall include payment of accrued interest on the principal amount of this Note so prepaid and shall be applied first to all costs and expenses payable under this Note, then to payment of default interest, if any, then to payment of the base interest and thereafter to principal.

            (e) Exchange Rights. At any time prior to the Holder's receipt of any prepayment described herein, the Holder shall have the right to exercise its exchange rights specified in Section 13 hereof and exchange such prepayment amount (or any other amount outstanding) into shares of UST's common stock.

            4. Amendment. No amendments or modifications of this Note shall be effective unless made in writing and executed by the Borrower and the Holder.

            5. Defaults and Remedies.

            (a) Events of Default. An "Event of Default" shall occur if:

            (i) the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall remain uncured for a period of five days; or

            (ii) the Borrower shall default in the payment of any installment of interest on this Note, when and as the same shall become due and payable, whether at an Interest Payment Date or at a date fixed for prepayment or by acceleration or otherwise, and such default shall remain uncured for a period of five days; or

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            (iii) an event of default shall have occurred under any one or more of the Promissory Notes (other than this Note), in accordance with the terms and provisions of such Promissory Notes; or

            (iv) any event or condition shall occur that results in the acceleration of the maturity of any indebtedness of the Borrower or any subsidiary of the Borrower (each a "Subsidiary" and collectively the "Subsidiaries") in the principal amount aggregating $2,000,000 or more; or

            (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any Subsidiary thereof, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Borrower or any Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

            (vi) the Borrower or any Subsidiary thereof shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (v) of this Section 5(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors,
      (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (g) suspend the operation of its business, or (h) take any action for the purpose of effecting any of the foregoing; or

            (vii) one or more judgments for the payment of money in an aggregate amount in excess of $300,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any Subsidiary thereof and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary thereof to enforce any such judgment.

            (b) Acceleration. If an Event of Default occurs under Section 5(a)(v) or (vi), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Borrower, may declare the outstanding principal of and all accrued interest on this Note immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable.

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            6. Enforcement.

            (a) Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding.

            (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses (including, without limitation, attorney's fees and expenses) of such Holder due to, or incurred as a consequence of, such default.

            7. Remedies Cumulative; Not Waived. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

            8. Waiver of Presentment. The Borrower expressly and specifically,
(i) waives grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note, (ii) agrees to any substitution, subordination, exchange or release of any security held for the payment of this Note and release of any party primarily or secondarily liable hereon, and (iii) agrees to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof.

            9. Subordination. ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED SEPTEMBER 24, 1999 (THE "INTERCREDITOR AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG UST DELIVERY SYSTEMS, INC., AS BORROWER, GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT FOR ITSELF AND THE SENIOR SECURED LENDERS, EACH SUBSIDIARY OF BORROWER LISTED ON EXHIBIT A THERETO, BAYVIEW CAPITAL PARTNERS LP, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THIS NOTE.

            10. Offset. The obligations of the Borrower under this Note are subject to certain rights of offset in the manner as set forth in Section 9.5.5 of the Merger Agreement.

            11. Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time. The term "Holder" as used herein shall include any transferee or assignee of this Note. In the event any Holder (the "Transferor") shall transfer this Note to any other person

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(the "Transferee"), the Transferor and Transferee shall provide written notice to the Borrower of such transfer, including the notice address of the Transferee and the address to which future interest payments should be sent pursuant to
Section 2(a). Prior to the receipt of such notice, the Borrower shall be entitled to treat the Transferor as the owner of this Note for all purposes, including the payment of principal and interest.

            12. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

            13. Exchange Rights. This Note is exchangeable into shares of common stock of UST in accordance with the terms and provisions of that certain Exchange Agreement, dated of even date herewith, by and between UST and CEX.

            14. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note made by or on behalf of the Borrower shall bind its successors and assigns whether so expressed or not.

            15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, five (5) business days after mailing when mailed by certified mail, return receipt requested, or one (1) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

                 If to Borrower:

                        c/o United Shipping & Technology, Inc.
                        9850 51st Avenue North
                        Plymouth, Minnesota  55442
                        Attention:  Timothy G. Becker
                        Facsimile  No.:  (612) 941-6440
                        Telephone No.:  (612) 941-4080

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                 If to CEX:

                        c/o Corporate Express, Inc.
                        1 Environmental Way
                        Broomfield, Colorado 80021
                        Attention:  Richard L. Millett, Jr.
                        Facsimile No.:  (303) 664-3823
                        Telephone No.:  (303) 664-3901

            16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

            17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            18. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                        UST DELIVERY SYSTEMS, INC.


                                        By:_____________________________________
                                           Timothy G. Becker, Treasurer and CFO

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                                    EXHIBIT A

                              LIST OF SUBSIDIARIES

CORPORATE EXPRESS DELIVERY SYSTEMS - INTERMOUNTAIN, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - MID-ATLANTIC, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - MID-WEST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - NEW ENGLAND, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - NORTHEAST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - SOUTHEAST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - SOUTHWEST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - WEST COAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - INTERMOUNTAIN, INC.
CORPORATE EXPRESS DELIVERY LEASING - MID-ATLANTIC, INC.
CORPORATE EXPRESS DELIVERY LEASING - MID-WEST, INC.
CORPORATE EXPRESS DELIVERY LEASING - NEW ENGLAND, INC.
CORPORATE EXPRESS DELIVERY LEASING - NORTHEAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - SOUTHEAST, INC.
CORPORATE EXPRESS DELIVERY LEASING - SOUTHWEST, INC.
CORPORATE EXPRESS DELIVERY LEASING - WEST COAST, INC.
CORPORATE EXPRESS DELIVERY SYSTEMS - AIR DIVISION, INC.
AIR COURIER DISPATCH OF NEW JERSEY, INC.
MIDNITE EXPRESS INTERNATIONAL COURIER, INC.
TRICOR AMERICA, INC.
NEW DELAWARE DELIVERY, INC.
CORPORATE EXPRESS DELIVERY ADMINISTRATION, INC.
AMERICAN DELIVERY SYSTEM, INC.
CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.
SUNBELT COURIER, INC.

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